UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2022
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On March 8, 2022, the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) appointed Ryan Ezell as the Company’s Chief Operating Officer. Dr. Ezell, 43, joined the Company in August 2019 and has most recent served as the Company’s President, Chemistry Technologies. Prior to joining the Company, Dr. Ezell worked at Halliburton from May 2006 to July 2016, and was the Vice President, Baroid Drilling Fluids at the time of his departure.

There is no arrangement or understanding between Dr. Ezell and any other person pursuant to which Dr. Ezell was selected as the Company’s Chief Operating Officer. There are no family relationships among any of our directors or executive officers. Dr. Ezell has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K. A description of Dr. Ezell’s employment agreement was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on January 6, 2021. In connection with Dr. Ezell’s promotion and the ordinary course review of the compensation of the Company’s executive officers, Dr. Ezell’s annual base salary was increased from $350,000 to $425,000, as discussed below.

Determination of Short-Term Incentive Compensation

On March 8, 2022, the Compensation Committee (the “Committee”) of the Board of the Company evaluated the performance of Company and the criteria for the award of short-term incentive bonus to the executive officers of the Company. The Compensation Committee determined that the criteria for short-term incentive bonuses had not been met and that no short-term bonuses would be awarded in respect of 2021.

Review of Base Salary Compensation

On March 8, 2022, the Committee reviewed the base salaries of the executive officers of the Company against similarly-sized peer companies and in light of the expected revenue impact from the previously-announced transactions with ProFrac Holdings, LLC and ProFrac Services, LLC, as disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 4, 2022 and February 17, 2022. Based on that review, the Committee determined that, effective as of March 8, 2022, the base salaries for the Company’s executive officers will be as follows:

Name	Title	Base Salary
John W. Gibson, Jr.	Chairman, Chief Executive Officer & President	$600,000
Ryan Ezell	Chief Operating Officer	$425,000
Michael Borton	Chief Financial Officer	$360,000
James Silas	Senior Vice President, Research & Innovation and Interim President, Data Analytics	$325,000
Nicholas J. Bigney	Senior Vice President, General Counsel & Chief Compliance Officer	$325,000

Retention Equity Awards

On March 8, 2022, the Committee granted retention equity awards of restricted common stock in the Company to Dr. Ezell, Dr. Silas and Mr. Bigney. Dr. Ezell was granted restricted common stock in the Company with a value of $150,000, and Dr. Silas and Mr. Bigney were each granted restricted common stock in the Company with a value of $100,000. The restricted common stock granted to Dr. Ezell, Dr. Silas and Mr. Bigney will vest ratably over three years from the date of grant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 14, 2022	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer